AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CINCINNATI FINANCIAL CORPORATION (as of May 5, 2026) FIRST: The name of the corporation is CINCINNATI FINANCIAL CORPORATION (the “Corporation”). SECOND: The principal office of the Corporation in the State of Ohio shall be located in the City of Fairfield, County of Butler. THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Ohio General Corporation Law specifically including acting as a control entity in an insurance holding company system under Chapter 3901 of the Ohio Revised Code. The Corporation is hereby expressly authorized to repurchase and to redeem its outstanding securities to the maximum extent now or hereafter permitted by applicable law. FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) and the par value of each share shall be Two ($2.00) Dollars. FIFTH: No holder of shares of any class of the Corporation shall have any preemptive right to acquire shares of the Corporation and the preemptive rights described in Ohio Revised Code §1701.15 are hereby specifically denied to the holders of shares of any class of the Corporation. SIXTH: (a) Directors shall be elected annually for terms of one year. Subject to the right of the shareholders to fix the number of directors at a meeting called for the purpose of electing directors, the Board of Directors may change the number of directors constituting the Board of Directors by resolution. (b) Directors of the Corporation shall only be removed by the shareholders for cause. “Cause” for the removal of a director shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of a director of a felony; or (2) a finding by a court of law that the director has been or is guilty of negligence or misconduct in the performance of his duties as a director of the Corporation. Vacancies in the Board of Directors, whether arising through death, resignation or removal of a director, or newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director. SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To authorize and cause to be executed mortgages and liens upon the real and personal

2 property of the corporation; To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; By a majority of the whole board, to designate one or more committees, each committee to consist of at least three of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the regulations of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. EIGHTH: Notwithstanding any provision of Sections1701.01 to 1701.98, inclusive, of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof. NINTH: Meetings of stockholders may be held within or without the State of Ohio. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Ohio at such place or places as may be designated from time to time by the Board of Directors or in the Regulations of the Corporation. Elections of directors need not be by written ballot unless the Regulations of the Corporation shall so provide. TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. ELEVENTH: Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Ohio against any liability, cost or expense incurred by him in his capacity as a director or officer or arising out of his status as a director or officer. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense. The indemnification authorized by this Article ELEVENTH shall not be exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification or advancement of expenses under any statute, the Regulations or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. TWELFTH: No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action, including (without

3 limitation) the power of shareholders to adopt or amend the Regulations by written consent, is hereby specifically denied. Special meetings of the shareholders of the Corporation may be called only by the Board of Directors or the Chief Executive Officer of the Corporation or by persons who hold twenty-five (25) percent of all shares of the Corporation outstanding and entitled to vote at such special meeting. No holder of shares of any class of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors and the right to cumulative voting described in Ohio Revised Code §170l.55 is hereby specifically denied to the holders of shares of any class of the Corporation. THIRTEENTH: At each meeting of shareholders at which directors are to be elected, a candidate for director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker nonvotes shall not be counted as votes “for” or “against” a candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.